EXHIBIT 10.27
FORM OF CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT
A.    I, __________, the undersigned employee, have been promoted into the position of __________ of UGI Corporation, a Pennsylvania corporation. In connection with my employment, I will support UGI Corporation and its subsidiaries and affiliates (collectively, “UGI”) throughout the geographic region where UGI operates and be responsible for __________. I will work closely with executive officers and senior management of UGI and its various business units, and participate in meetings with UGI’s Board of Directors and committees. I will also work closely with numerous vendors and suppliers of services to UGI.
B.    I understand that UGI has and will put me in a position of trust and confidence by giving me shared responsibility for the overall success of UGI’s initiatives throughout the Territory and by disclosing to me, as well as having me develop, Confidential Information about its business and customers. In addition, UGI has entrusted and will entrust me with certain of its customer relationships and expect me to promote those relationships and assist with the development of prospective customer relationships, as well as the goodwill that is associated with those customer relationships and with all of UGI’s trade names and trademarks. I acknowledge that UGI is in a highly competitive industry and that it has legitimate interests in maintaining and preserving its Confidential Information and customer relationships. I am and will be privy to key business information, strategic plans and other highly Confidential Information about UGI’s current and future business has been and participate in discussions and decision-making on these issues.
C.    Accordingly, in consideration for my promotion as well as an Amended and Restated Change in Control Agreement, which I acknowledge is adequate and sufficient consideration, I agree to the terms of this Confidentiality, Non-Competition and Non-Solicitation Agreement (“Agreement”), as follows:
    1.    Recitals.
    The recitals contained in the lettered paragraphs above are hereby incorporated and made a part of this Agreement.
    2.    Definitions.
        a.    The term "Confidential Information" includes all confidential and proprietary information that UGI has developed, acquired, created, compiled, discovered or owns, that has value to UGI’s business and which is not generally known or otherwise available to the public and which UGI wishes to maintain as confidential, including, without limitation, information, whether in tangible form or otherwise, concerning actual or anticipated business, products, sales and marketing plans; regulatory matters and strategy; technical data and trade secrets; past, present and prospective customer identities, lists, preferences, credit information and usage patterns; pricing and marketing policies and practices; financial and forecast information; compliance and related initiatives; risk profiles and tolerance; passwords, log-in information and other details relating to system access, databases and computer programs;

energy supply matters and contracts; contractual and other dealings with customers, vendors and suppliers; acquisition and strategic plans; and other operating policies and practices.
        b.    The term "Territory" refers to geographic regions in which UGI Utilities, Inc. and UGI Energy Services, LLC, and each of their subsidiaries, conducts business in the United States. In the event that the geographic regions for which I am responsible are modified or expanded, the term “Territory” shall include all territories, regions and areas for which I was responsible during the two-year period preceding the termination of my employment.
        c.    The term “UGI Customer” refers to any business or person who: (i) purchased goods or services from UGI during the one-year period prior to the termination of my employment; or (ii) solicited or was solicited by, or received a proposal from, UGI to supply it with goods or services, where I had involvement in the preparation or presentation of such solicitation or proposal, during the six-month period prior to the termination of my employment.
    3.    Confidential Information and UGI Property.
        a.    I will protect the Confidential Information of UGI and its predecessors, as well as Confidential Information of any other party to whom UGI owes an obligation of non-disclosure, from disclosure and will not divulge it during or after my employment to any other person or entity not associated with UGI, except as necessary to fulfill my obligations, duties and responsibilities associated with my work on behalf of UGI. To the extent that I am required to disclose Confidential Information in accordance with judicial proceedings or administrative orders, I shall give UGI reasonable notice prior to such disclosure and shall comply with any applicable protective order.
        b.    All reports, manuals, memoranda, electronic information and data and other materials made available to me by UGI during the performance of my duties are the property of UGI, and I will use all such property exclusively for UGI's benefit and will return it, including copies, to UGI upon request of UGI, and in any event, without the requirement of a request, upon the termination of my employment. I shall take reasonable security precautions and measures to maintain and protect the confidentiality of Confidential Information, and shall follow all policies and procedures of UGI regarding the handling, use, access, distribution, maintenance, and disclosure of same. Nothing in this Agreement is intended to prevent any disclosure made in confidence to a government official or attorney, either directly or indirectly, solely for the purpose of reporting or investigating a suspected violation of law or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
    4.    Intellectual Property Ownership
        a.    As used in this Agreement, “Company Innovations” means all inventions, creations, ideas (whether written or suggested), compositions, products, reports, outlines, improvements, modifications, processes, formulas, models, prototypes, sketches, drawings, plans or other works or material(s) for which I, alone or with one or more others, may make, devise or discover during my employment with UGI, including all ideas, inventions, creations, or plans written, suggested, created, produced, constructed, and/or contemplated including, but not limited to, items that pertain or are actually or potentially useful to any of the commercial or industrial activities, or processes and/or equipment for supporting same, of UGI. Company Innovations do not include, however, any invention that I developed entirely on my own time without using UGI’s equipment, supplies, facilities or trade secret information, except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the design, manufacturing, marketing or sale of goods or services that UGI distributes or sells; or (2) result from any work performed by me for UGI
        b.    All Company Innovations shall be the sole and exclusive property of UGI and shall constitute “works made for hire” as that term is defined in the copyright laws of the United States.
        c.    I agree to execute and deliver to UGI such assignments or other instruments as UGI may require from time to time to evidence UGI’s ownership of Company Innovations.
        d.    I agree to waive any and all rights to Company Innovations.
        e.    I shall, irrespective of the termination of my employment with UGI, give all information and data in my possession as to the exact working, producing, and using any inventions and will also at the expense of UGI give all such explanations, demonstrations, and instructions to UGI as UGI may deem appropriate to enable the full and effectual working production or use of the same. At UGI’s expense, I shall, irrespective of the termination of my employment with UGI, promptly execute all acts, matters, documents, and perform all other acts necessary to enable UGI or its designated representative to apply for and obtain any and all applicable intellectual property rights in any and all countries relating to any Company Innovations.
    5.    Non-competition and Non-solicitation.
    During my employment and for a period of two years after the termination of my employment with UGI for any reason, voluntary or involuntary:
        a.    I will not, for the benefit of myself or any other person or entity other than UGI, directly or indirectly, for the purpose or effect of competing or interfering with any part of UGI’s business: (i) solicit or service the business of any UGI Customer within the Territory; or (ii) solicit or conduct business in the Territory with any person or entity who is a vendor or supplier of any product or service to UGI or induce any such vendor or supplier to terminate or reduce its relationship with UGI.
        b.    I will not, directly or indirectly: (i) own or operate; (ii) acquire an equity or partnership interest or a controlling interest of any other kind in; (iii) accept employment from; or (iv) serve in any role including, without limitation, as a principal, director, officer, partner, consultant, agent, representative or advisor of or to, any business that, now or in the future, distributes or sells goods or provides services that compete with goods sold or services provided by UGI (including, without limitation, natural gas and/or electricity and related services) in the Territory without first obtaining the written consent of the __________ of UGI. Notwithstanding anything to the contrary herein, in the event that my employment is involuntarily terminated by UGI based upon my failure to meet the performance or financial objectives established for my position and UGI, in its sole discretion, determines that such failure on my part was not deliberate, UGI may, in its sole discretion, on a case by case basis, determine that a reduction in the two-year post-employment term is appropriate. Nothing in this paragraph 5(b) shall prohibit me from passively investing in a publicly held business that competes with UGI provided my investment is less than 1% of the outstanding stock or market value of the business and I do not otherwise violate paragraph 3, 4, or 5 of this Agreement.
        c.    I will not, directly or indirectly, nor will I induce any other person or entity to, solicit, recruit, offer employment or engagement to, hire, employ or engage (or participate in any of the foregoing), in a competing business, any employee or consultant of UGI over whom I had direct or indirect supervisory responsibility or with whom I worked, or who was employed or engaged by UGI within the Territory during the two-year period prior to the termination of my employment. Furthermore, I shall not induce or attempt to induce any employee or consultant to terminate his or her employment or engagement with UGI.
    6.    Remedies and Reformation.
        a.    I understand that if I violate this Agreement, UGI will suffer irreparable harm; therefore, in addition to any other remedies available to it, UGI will be entitled to seek and obtain injunctive or equitable relief, including orders prohibiting violations of this Agreement, without the necessity of posting a bond. The limitations in this Agreement which apply for a period of two years after termination of employment shall be enforced by a court from the date of the last breach or violation of the applicable restriction(s) up to four years after termination of employment. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the parties to this Agreement authorize the court to modify it to the extent necessary to make the provision enforceable. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, such invalidity shall not impair the operation of or affect the remaining provisions hereof.
        b.    In any legal proceeding in which UGI obtains injunctive or equitable relief or damages against me arising out of my violation of this Agreement, UGI shall be entitled to recover from me its reasonable attorneys' fees and costs.
        c.    The failure by UGI to insist on my compliance with this Agreement or to enforce it in any particular circumstance will not constitute a waiver by UGI of its rights to seek relief for any other or subsequent breach of this Agreement. Any breach by UGI of this Agreement or any other agreement between UGI and me, whether or not material, shall not constitute a defense to UGI’s enforcement of this Agreement against me.
    7.    Additional Provisions.
        a.    This Agreement shall continue to be in full force and effect without re-execution in the event that: (i) I am employed by UGI in another position or transferred to another territory; (ii) I take a leave of absence; or (iii) there are periods between active employment during which I do not perform services for UGI.
        b.    This Agreement was, and shall be deemed to have been, made in the Commonwealth of Pennsylvania. This Agreement and all disputes or claims arising under or relating to this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its choice of law provisions.
        c.    The Court of Common Pleas of Berks County and the United States District Court for the Eastern District of Pennsylvania (hereafter, the “Designated Courts”) shall have exclusive jurisdiction over disputes arising out of or relating to this Agreement. Accordingly, both UGI and I agree to submit to the exclusive jurisdiction and venue of the Designated Courts, and each of us agrees to waive any right to contest personal jurisdiction and venue before the Designated Courts or to seek to transfer or otherwise object to or challenge such Designated Courts.
        d.    I will disclose the existence of this Agreement to all of my prospective and actual employers. I authorize UGI to disclose the existence of this Agreement and to provide a copy of this Agreement to any prospective and actual employer.
        e.    I have read and understood this Agreement, believe it to be reasonable, and am signing it voluntarily. I acknowledge that my obligations under this Agreement will not impose an unreasonable economic hardship on me and are reasonable and necessary to protect UGI’s legitimate business interests. I further recognize that this Agreement may be enforced against me by a court of law or equity. I also understand that the execution of this Agreement is a requirement of my employment with UGI and that UGI will expect me to adhere strictly to the terms of this Agreement both during and following my employment.
        f.    I acknowledge that I am not bound by any agreement or understanding with any third party that would inhibit me in any way from working in my role for UGI. To the extent that I have any confidentiality obligations or other restrictions under any applicable agreements with third parties, I agree not to violate the terms of any such agreements or use any such confidential information of third parties in my employment with UGI.
        g.    The provisions of this Agreement constitute the entire agreement between me and UGI regarding UGI's Confidential Information and my non-competition and non-solicitation obligations, which Agreement cannot be varied except by a writing signed by me and the __________ of UGI. Notwithstanding the foregoing, the provisions of this Agreement are in addition to, and not a limitation or substitution of, nor do they supersede the provisions of UGI’s Code of Business Ethics and Conduct, Employee Handbook or Human Resources Policies.
        h.    I hereby consent to UGI’s assignment of this Agreement to any direct or indirect affiliate, subsidiary, division, related company or entity of UGI and to any entity that acquires through purchase, merger or otherwise, the assets or stock of, or any interest in, UGI or any direct or indirect affiliate, subsidiary, division, related company or entity of UGI. Any assignee shall have the same rights as UGI under this Agreement.

        i.    I acknowledge that this Agreement is intended to benefit UGI, and its affiliates, subsidiaries, divisions, related companies or entities, successors and assigns, now existing or hereafter created. I further acknowledge that the intended beneficiaries of the Agreement are entitled to enforce the provisions of this Agreement to the same extent as UGI.

Dated this ____ day of _____________ 20_____

___________________________________        ____________________________________
Witness

                            UGI Corporation

___________________________________        By:_________________________________
Witness

                            Title: _____________________________